UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Commission File Number ____________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Smart Server, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7371
(Primary Standard Industrial Classification Code Number)

46-3951329
(I.R.S. Employer Identification Number)

2956 Worden St.
San Diego, CA 92110
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Matthew Lane, President
Smart Server, Inc.
2956 Worden St.
San Diego, CA 92110
(424) 634-0686
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	500,000	$0.10	$50,000	$5.73
(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

A Registration Statement relating to these securities has been filed with the Securities Exchange Commission.  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 4.

Prospectus (Subject to Completion)

Dated _________, 20___

PROSPECTUS

500,000 Shares
Smart Server, Inc.

Common Stock

	Per Share	Total

Public Offering Price sold by the Company…	$0.10	$50,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to Smart Server, Inc…	$0.10	$50,000

Net Proceeds to Smart Server, Inc(1)…	$0.10	$32,000
(1) Total reflects an estimate of expenses including: accounting and audit $6,000, legal $10,000, copy and printing $600, $400 for EDGAR services and $1,000 for transfer agent setup and initial certificate issuances.

We are offering to the public 500,000 shares of common stock (the “new shares”), at $0.10 per share for a total of $50,000, in a “direct public offering” on an “all-or-none” basis through our sole officer and director, Mr. Matthew Lane. Assuming we complete the sale of the 500,000, raising the full $50,000; after payment of offering expenses of $18,000 as disclosed in “Summary of the Offering” on page 3 of this prospectus, our net proceeds will be $32,000. This offering terminates in 12 months after commencement of this offering, on ____, 20___. If we do not sell all of the 500,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers within 24 hours of the termination date, without interest and without deduction, although all the money may not be returned because it may be subject to creditors’ claims. At this time we do not have any outstanding creditor claims.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted through an OTC market, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. There is a $500 minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate corporate account, not in an escrow or trust account, and as such, it may be subject to creditor’s claims. At this time we do not have any outstanding creditor claims.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in Smart Server, Inc., and these securities before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 4.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS __________, 2014.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Smart Server,” “the Company,” “we,” “us” and “our” in this prospectus refer to Smart Server, Inc.

Smart Server is a development stage company incorporated in the State of Nevada on October 24, 2013. We were formed to engage in the business of designing and developing a computer application software for smart phones and tablet computers, such as those based on Apple® and Android® platforms, which provides customers at participating restaurants, bars and clubs the ability to pay their bill with their smartphone — without even having to ask for the check. In October 2013, we commenced our planned principal operations by forming the corporation and began the writing of our initial app.

Since our inception on October 24, 2013 through November 30, 2013, we have not generated any revenues and have incurred a net loss of $33,265. Throughout October and November of 2013 our only business activity was the formation of our corporate entity and the development of our business model. In December, we started programming for our initial app, Smart Server™. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, such as accounting services, as well as various filing fees and transfer agent fees. Additionally, capital raised in this offering will fund the development and maintenance of our website, mobile application development and testiing, marketing development, and working capital. We believe that our lack of significant expenses, the working capital raisied in this offering, and the potential revenues which we may or may not receive from advertising revenue primarily from display, audio and video advertising on our website, we may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months, assuming we are successful in the launching and implementation of our current business plan. However, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from initial advertising revenues from our website will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Smart Server is building a business based on the design and development of a mobile app payment solution which provides customers at participating restaurants, bars and clubs the ability to pay their bill with their smartphone — without even having to ask for the check on both Apple® and Android® platforms. At this time we are in the process of implementing our marketing plan which includes graphic design work, lead development, and website and app design.  Although we have started programming for our initial app, Smart Server™; we currently do not have a market-

ready product, and therefore we do not have any customers and have generated no revenues. We filed a trademark for our corporate logo in the fourth quarter of 2013. We have no intentions to be acquired or to merge with an operating company. Additionally, our shareholders have no intention of entering into a change of control or similar transaction.

Mobile Payment Solution App

Smart Server initially plans to design and develop a computer application software for smart phones and tablet computers, such as those based on such as the iPod®, iPad®, iPhone® and Android® based devices, which provides customers at participating restaurants, bars and clubs the ability to pay their bill with their smartphone — without even having to ask for the check. Our mission is to make restaurants, bars, and nightclubs more convenient by providing customers with a fast and easy payment solution, in order to make their experience more enjoyable.

As of the date of this prospectus, we have one officer who also serves as our sole director, our sole employee, and who we anticipate will devote a significant portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. Even though we intend to generate revenues upon the commencement of our marketing plan, it is possible we will sustain operating losses for at least the next 12 months. Even if we sell all the securities offered, a substantial portion of the proceeds of the offering will be spent for costs associated with the offering, fees associated with SEC reporting requirements and app writing and development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

Smart Server’ address and phone number are:

Smart Server, Inc.
2956 Worden St.
San Diego, CA 92110
(424) 634-0686

Summary of the Offering

New Securities Offered…(1)	500,000 shares of common stock, $0.001 par value per share.

Price Per Share…(2)	$0.10

Minimum Purchase…	$500/5,000 shares of common stock

Common Stock Outstanding before Offering…	5,000,000 shares of common stock

Common Stock Outstanding after Offering…	5,500,000 shares of common stock

Estimated Total Proceeds…	$50,000

Offering Expenses…(3)	$18,000

Net Proceeds after Offering Expenses…	$32,000

Use of Proceeds…	Other than the expenses of the offering, the proceeds of the offering will be used for; accounting, graphic design, marketing, software development, legal, equipment and general working capital.

Subscriptions…	Subscriptions are to be made payable to “Smart Server”
(1)	Management may not, and will not purchase any shares in this offering.
(2)
Currently there is no trading market for our stock.  We intend to apply for quotation on the OTC-QB and will require assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

(3)
Total reflects an estimate of costs including: accounting and audit $6,000, legal $10,000, copy and printing $600, $400 for EDGAR services and $1,000 for transfer agent setup and initial certificate issuances.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Income Statement Data:	(Inception) October 24, 2013 to November 30, 2013 (audited)
Revenue	$-

Expenses:
General and administrative expenses	1,489
Professional fees	10,100
Consulting – related party	20,000
Research and development	1,600
Total expenses	33,189
Net loss	$(33,265)

Net loss per share – basic	$(0.01)

Balance Sheet Data:	As at November 30, 2013 (audited)
Total Assets…	$7,086
Total Liabilities…	$20,351
Total Stockholders’ Equity…	$(13,265)

RISK FACTORS

Investors in Smart Server should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in October 2013 and have recently commenced operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in October 2013 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficit of $33,265 as of November 30, 2013, and (iii) we have incurred losses of $33,265 for the period of inception (October 24, 2013) through November 30, 2013. We have been focused on organizational, start-up activities and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. We do not presently have a market-ready product and we currently do not have any customers. As such, we have generated no revenues.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports.  However, after effectiveness of this S-1 we intend to file Form 8-A registering a class of securities under Section 12, subjecting us to the full reporting requirements.

Until then, and as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter.

Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.”

Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “Smaller Reporting Company.”

Many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates.  So, although we may no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

Our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Our auditor’s report reflects that the ability of Smart Server to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

As a result of placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a separate corporate account during the entire offering period, rather than an escrow account, management will have immediate and direct access to the funds during the entire offering period. Thus creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments, regardless of whether or not the offering closes.

A decline in the popularity of our website will negatively impact our business.

Initially, our primary source of revenues will be from advertising on our website (www. http://smart-server.biz/). These revenues are dependent upon our ability to attract new users on our site, among other things. If we are unable to maintain or extend web traffic to, and use of, our site, our advertising revenues may be adversely affected.

Intense competition in the internet social networking industry and in the mobile payment solution industry may adversely affect our revenue and profitability.

We operate in a highly competitive environment and we compete for members, visitors and advertisers with numerous well established internet social networking sites, as well as many smaller and/or newer sites. We will compete for consumers and advertisers with other companies, including internet, television and print media companies. If we are unable to differentiate our products and generate sufficient appeal in the marketplace, our ability to achieve our business plan may be adversely affected.

As compared to us, many of our competitors have significantly longer operating histories and greater brand recognition as well as, greater financial, management, and other resources.

If we are unable to compete effectively in our market, our revenue and profitability may be adversely affected.

Our ability to increase our revenue will depend on our ability to increase market penetration of our social networking and to evolve our mobile payment solution model.

The social networking industry and the mobile payment solution industry are, by their nature, businesses that rely upon the acceptance of its creative product by the marketplace. Much of our ability to increase revenue will depend on:

• expanding the market penetration of our offerings to consumers; and

• the successful evolution of our product mix.

While we will be constantly evaluating the marketplace and evolving our offerings of content and internet and mobile application features, we may not be able to anticipate shifting tastes of our customer base and the content offered by us may fall out of favor with our consumers. If we are unable to expand the market penetration of our current products or anticipate changes in consumer taste, our revenue could be affected.

Our network is subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online and mobile commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

• our encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information;

• we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our website or use of our products and services;

• someone could circumvent our security measures and misappropriate our partners’ or our customers’ intellectual property, interrupt our operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

• our computer systems could fail and lead to service interruptions;

• we may be unable to scale our infrastructure with increases in customer demand; or

• our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

We will be competing with better established companies.

We will not be the first company to attempt to design and sell apps for mobile devices. There are other companies whose contacts and expertise may be more advanced than ours, and whose methods of marketing and resale may be more cost-effective. Further, we will be facing competition from better established companies, which may have better local, regional and national connections, and whose efforts produce larger sales and revenues.

The mobile application industry is subject to rapid technological change and, to compete, we must continually enhance our mobile App.

We must continue to enhance and improve the performance, functionality and reliability of our mobile App. The mobile application industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business

We may face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

The mobile application industry is highly competitive, with low barriers to entry and we expect more companies to enter the sector and a wider range of mobile Apps and related products and services to be introduced. These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.

If our app was found to contain hidden or objectionable content, our reputation and operating results could suffer.

We do not currently have a market-ready app and currently have no customers, but hidden content may be included in our future app by an employee who was not authorized to do so or by an outside developer or supplier without our knowledge. This hidden content may contain profanity and sexually explicit or otherwise objectionable material. Our design, programming process and the constraints on the file size of our services would reduce the possibility of hidden, objectionable content appearing in the apps we publish. Nonetheless, these processes and constraints may not prevent this content from being included in our future app. If our app is found to contain hidden or objectionable content, our customers could refuse to sell it and consumers could refuse to buy it or demand a refund of their money. This could have a materially negative impact on our business, operating results and financial condition. In addition, our reputation could be harmed. If any of these consequences were to occur, our business, operating results and financial condition could be significantly harmed.

We intend to partner with mobile operators to market and distribute our services and thus to generate our revenues. The loss of, a change in or the failure to create any significant mobile operator relationships would cause us to lose access to their subscribers and thus materially reduce our revenues.

We intend to sell our application offerings primarily through direct sales to mobile operators. Our future success is highly dependent upon creating and maintaining successful relationships with mobile operators and establishing strong mobile operator relationships. Our failure to create and maintain relationships, or a significant reduction in revenues from, one or more of these mobile operators would materially reduce our revenues and thus harm our business, operating results and financial condition.

Because a substantial portion of our revenues would be derived from third party mobile operators, if any of our significant mobile operators are unable to fulfill its payment obligations, our financial condition and results of operations would suffer.

If any of our future customers are unable to fulfill their payment obligations to us under their contracted agreements, our revenues and cash flows could decline significantly and our financial condition could be harmed. In addition, recent disruptions in national and international credit markets have led to a scarcity of credit, tighter lending standards and higher interest rates on consumer and business loans. Continued disruptions in credit markets may materially limit consumer credit availability and restrict credit availability of  mobile operators, which may also impact their ability to fulfill their payment obligations.

Mobile subscriber tastes are continually changing and are often unpredictable; if we fail to develop apps that achieve market acceptance, our sales could suffer.

Our business will depend on apps that mobile operators will offer and mobile subscribers will buy. We must invest significant resources in research and development, as well as programming, design and marketing. Our success depends, in part, on unpredictable and volatile factors beyond our control including end-user preferences, competing companies and the availability of other apps. If our Company is not responsive to the requirements of our future mobile operator customers, the demands and preferences of mobile subscribers, or they are not brought to market in a timely and effective manner, our business, operating results and financial condition could be harmed. Even if our services are successfully introduced and initially adopted, a subsequent shift in our mobile operator customers could cause a decline in popularity that could materially reduce our revenues and harm our business, operating results and financial condition.

We may not be able to adequately protect our intellectual property, which may facilitate the development of competing services by others.

At this time our only intellectual property is the source code which is being written to run our first application.  We will rely on a combination of trade secret and copyright laws, restrictions on disclosure, to protect it and any other intellectual property rights which may develop during the time of and upon completion of our initial source code. Despite our efforts to protect our source code and any other proprietary rights which may develop; third parties may copy or otherwise obtain and use our apps or technology. The laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. If we fail to adequately protect our intellectual property rights, it will be easier for our competitors to sell competing apps.

Our services may infringe on the intellectual property rights of third parties, which may result in lawsuits and prohibit us from selling our services or subject us to litigation costs and monetary damages.

There is a risk that third parties have filed or will file applications for, or have received or will receive, patents or obtain additional intellectual property rights relating to materials or processes that we use or propose to use. As a result, from time to time, third parties may assert patent or other intellectual property rights to technologies that are used in our services or are otherwise important to us. In addition, third parties may assert claims or initiate litigation against us or our manufacturers, suppliers, customers or partners with respect to existing or future services or other proprietary rights. We generally undertake to indemnify our customers and partners against intellectual property infringement claims asserted against them with respect to the services we sell to, or distribute through, them. Any claims against us or customers or partners that we indemnify against intellectual property claims, with or without merit, may be time-consuming, result in costly litigation or monetary damages and diversion of technical and management personnel, or require us to develop non-infringing technology. If a claim is successful, we may be required to obtain a license from the parties claiming the infringement. If we are unable to obtain a license, we may be unable to market our affected services. Limitations on our ability to market our services and delays and costs associated with monetary damages and redesigns in compliance with an adverse judgment or settlement would harm our business.

Economic conditions and any associated impact on consumer spending could have a material adverse effect on our business, results of operations and financial condition.

We are subject to macroeconomic fluctuations in the United States and worldwide economy, including those that impact discretionary consumer spending. Continued economic uncertainty and reductions in discretionary consumer spending may result in reductions in sales of our mobile personalization services, which would adversely affect our business, results of operations and our financial condition. If these issues persist, or if the economy continues this prolonged period of decelerating growth or recession, our results of operations may be harmed.

Our present limited operations have not yet proven profitable.

To date we have not shown a profit in our operations. We do not presently have a market-ready product, and we currently do not have any customers. We cannot assure that we will achieve or attain profitability in 2014 or at any other time. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition

We are significantly dependent on our sole officer and director, who lacks experience running a public company. The loss or unavailability to Smart Server of Mr. Lane’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Matthew Lane, our president. It would be difficult to replace Mr. Lane at such an early stage of development. The loss by or unavailability to Smart Server of Mr. Lane’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Lane could result in the loss of one’s investment. Mr. Lane will generate sales through personal contacts;

some of whom we may lose as a result of losing Mr. Lane. If this occurs it may significantly affect our revenues. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Lane, should his services be discontinued.

In the event that we are unable to locate or employ personnel to replace Mr. Lane, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Lane has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Lane, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Lane intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Lane to make the appropriate management decisions.

Mr. Lane is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Lane’s limited time devotion to Smart Server could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Lane is currently and may continue to be involved with other businesses.

Mr. Lane is currently employed as a server in the restaurant industry.  This business is Mr. Lane’s main source of income and therefore requires approximately 35 to 40 hours a week of his time.  Mr. Lane is planning on allocating an additional 15 to 20 hours a week to the affairs of Smart Server; however there can be no assurance that he will continue to provide services to us. Mr. Lane will devote only a portion of his time to our activities.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, a single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders.

Mr. Lane will own approximately 90.9% of our outstanding common shares after completion of the offering. As a consequence of his stock ownership position, Mr. Lane will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, which might have a negative impact on the value of our securities.

As a result of Mr. Lane’s majority ownership of our outstanding common shares after this offering, Mr. Lane will control our issuance of securities after the offering.

As a consequence of Mr. Lane’s controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.09 or 90% in the offering. See “Dilution”

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of website and marketing development, and all other associated fees. To fully implement our business plan we will require additional funding. This offering, if successful, will enable us to commence making investment purchases, and will not assist us in further developing our initial business operations. Additionally, since the net offering proceeds have been earmarked for website development, accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC market maker for sponsorship of our securities on an Over-the-Counter market, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on an OTC market, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Smart Server, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at November 30, 2013, after giving effect to and as adjusted to give effect to the sale of the 500,000 common shares offered in this prospectus.

	As of November 30, 2013 (Audited)	AS ADJUSTED For the Offering Proceeds
Total Liabilities:	$20,351	$20,351

Stockholders’ Deficit:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized;	-	-
Common Stock, $0.001 par value; 100,000,000 shares authorized;
5,000,000 shares issued and outstanding	5,000	-
5,500,000 shares issued and outstanding as adjusted following 500,000 issued in this offering	-	5,500
Additional paid-in capital	15,000	64,500
Offering Expenses	-	(18,000)
Deficit accumulated during development stage	(33,265)	(33,265)
Stockholders’ Equity	$(13,265)	$18,735
Total Capitalization	$7,086	$39,086

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $2,086 which we received in November of 2013, and the net proceeds of this offering $32,000 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $32,000. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$50,000

Less: Offering Expenses
Accounting and Audit	$6,000
Legal	10,000
Copying	600
Transfer Agent Fees	1,000
EDGAR Fees	400

Net Proceeds from Offering	$32,000

Use of Net Proceeds

Accounting Fees (1)	10,500
Legal(2)	8,750
Working Capital (3)	12,750

Total Use of Net Proceeds	$32,000
(1)	Accounting Fees. We have allocated up to $10,500 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.
(2)	Legal Fees. We have allocated up to $8,750 in services for assistance in our SEC reports for a twelve month period.
(3)	Working Capital. Includes any application deemed appropriate for the company to maintain operations, including but not limited to the expenses relating to our marketing and website maintenance.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At November 30, 2013 our common stock had a net tangible book value of approximately ($13,265) or $0.00 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at November 30, 2013, would have been $39,086 or $0.01 per share. This results in immediate dilution per share to investors of $0.09 or 90%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering…	$0.01
Increase per share attributable to investors…	$0.01
Pro forma net tangible book value per share after offering…	$0.01
Dilution per share to investors…	$0.09

The following table summarizes, as of November 30, 2013, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 500,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased			Total Consideration		Average Price Per Share
	Amount		Percent	Amount	Percent
Original Stockholders	5,000,000	(1)	90%	$20,000	28.57%	$0.004
Public Stockholders	500,000		10%	$50,000	71.42%	$0.10
Total	5,500,000		100%	$70,000	100%	$0.013
(1)
Includes 5,000,000 shares issued in November of 2013 (at a price of $0.004 per share), to our founding stockholder for his services provided to the Company of setting up our corporate entity and providing the product development and concept plans for the business opportunity.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Shares Offered By Us

We are offering to the public 500,000 shares of common stock, at $0.10 per share, in a “direct public offering,” on an “all-or-nothing” basis, through our sole officer and director. This offering terminates in 12 months after the date of effectiveness of this registration, on ________, 20___ (“Termination Date”).  There will be no extension offered for this registration statement. If we do not sell all of the 500,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers within 24 hours of the Termination Date, without interest and without deduction. Purchasers’ investments will be returned in the form of a check by certified U.S. mail to their address of record. The total amount of the proceeds of the offering must be received, and accepted by the corporation by the termination date.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is a $500 minimum purchase requirement for prospective stockholders.  There is no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 500,000 shares will be held in a non-interest bearing corporate account with Wells Fargo, and will not be used until the offering is completed. This corporate account is an account which is separate from our existing operations account, and that will be utilized exclusively to hold the money raised in this offering until the requisite $50,000 is raised. The account is managed and monitored by management of Smart Server to handle the processing of all subscription funds, however the funds will not be used until we sell the requisite 500,000 shares. If we do not sell 500,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction; within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Matthew Lane, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Lane will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Lane intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family and other associates of Mr. Lane through personal contacts; there will be no direct mail or advertising associated with this offering;
•	Shares will be offered to individuals who have expressed interest to Mr. Lane in regards to investing in a start-up venture;

Mr. Lane will be relying on, and complying with, Rule 3a4-1(a)( of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Smart Server otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Lane will comply with the guidelines enumerated in Rule 3a4-1(a). Neither Mr. Lane, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Smart Server to each offeree;
•	the subscription is completed by the offeree, and submitted with check to Smart Server where the subscription and a copy of the check is sent to counsel for review;
•	each subscription is reviewed by counsel for Smart Server to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Lane, and the funds are deposited into an account labeled: Smart Server, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

Smart Server, Inc.
Wells Fargo
610 1st Ave.
San Diego, CA 92101

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Matthew Lane is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Matthew Lane	31	President, Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Matthew Lane. Age 31, President, Director and founder of Smart Server, Inc., from October 24, 2013 to present. Originally born in San Antonio, Texas, Mr. Lane served as a seasoned restaurant professional helping to open Silvio’s Brazilian BBQ restaurant in the Los Angeles area while attending Santa Monica Community College for a degree in Business Management. While at Silvio’s, Mr. Lane was instrumental in the development of this successful restaurant from pre-opening, to the launch and was responsible for training of all host and wait staff, as well as managing all aspects of catering services, from small weddings to large concert/street fair events. From 2012 to present, Mr. Lane has worked as a server at Slater’s 50/50 in the San Diego area. Here, Mr. Lane is responsible for ensuring guest satisfaction and helping fellow staff. As a certified cicerone, Mr. Lane helps guests pair and choose beers from a worldly selection of over 100 rotating beer taps ranging from porters, IPAs, ambers, ciders and other spirits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Matthew Lane	5,000,000	100%	90.9%
All Directors, Officers and Principle Stockholders as a Group	5,000,000	100%	90.9%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 5,000,000 shares were outstanding as of the date of this prospectus. Upon sale of the 500,000 shares offered herein, we will have outstanding 5,500,000 shares of common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights, but are entitled to one vote for each shares of common stock they hold. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Smart Server, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series.

Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and
•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

Stoecklein Law Group, LLP, of 401 West A Street, Suite 1150, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of Smart Server, as of November 30, 2013, are included in this prospectus and have been audited by Seale & Beers, CPAs, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Smart Server will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes

•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Smart Server. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Smart Server in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Smart Server, Inc., is a development stage company incorporated in the State of Nevada in October of 2013.  We were formed to engage in the business of designing and developing a computer application software for mobile phones (smart phones) and tablet computers, such as those based on Apple® and Android® platforms, which provides customers at participating restaurants, bars and clubs the ability to pay their bill with their smartphone — without even having to ask for the check.

We have designed a website which will be a primary source of information for the general public of the nature of our business. Additionally, we have begun our initial writing, design and programming of our mobile payment solution app. During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model, including researching the items needed to secure a trademark, filing a trademark application, and developing relationships with mobile app retailers.  We do not presently have a market-ready product, and we currently do not have any customers. As such, we have generated no revenues

We are attempting to build Smart Server into a successful designer of a mobile payment solution app for smart phones and other mobile devices.  In order to generate revenues during the next twelve months, we must:

1. Maintain our website – We believe that the internet is a great marketing tool not only for providing information on our company, but also for providing current information on our upcoming app as well as industry related information regarding new technology and device updates. We have developed our preliminary website, and are in the process of developing a more advanced site where we can provide a more detailed section regarding proprietary app designs and features. We have begun designing a more advanced website, and intend to launch it during the second quarter of 2014.

2. Develop and implement a product development timeline – Smart Server will require the implementation of a detailed timeline to ensure the Company produce a marketable mobile application.  These keys areas will need to be addressed to assist in the assurance of the Company’s success:

•	efficient design and programing writing;
•	extensive Beta testing through friends and family network, or eventually through current users;
•	timely and useful downloadable updates;
•	marketable launch through third party retailer or through the Company’s website.

3. Develop and implement a marketing plan –Smart Server’s planned revenue streams will require an extensive list of contacts to allow for the marketing of our mobile apps. Awareness of the revenue potential Smart Server will be able to deliver through its website and app, will be delivered through the implementation of a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Industry Background and Trends

Apps are designed to help a user perform specific tasks and are generally downloaded by users from an App store directly onto their smartphone or tablet. Apps are becoming increasingly popular. According to International Dare Coporation (“IDC”) in December 2010, worldwide mobile application downloads are forecast to reach 76.9 billion downloads in 2014, an approximate 700% increase from an estimated 10.9 billion downloads in 2010. While the foregoing industry predictions are based on publicly available third party industry reports, there are wide ranging variations in the predictions regarding the size of the future mobile applications market and undue reliance should not be placed on these statistics.

Business of Issuer

Smart Server, Inc. has created a business plan built upon designing and selling mobile apps for smart phones and other mobile platforms such as tablets. Smart Server is striving to design and develop applications which will not only improve the efficiency of the restaurant dining experience, as is the case with our initial app, Smart Server, which provides a platform where consumers and restaurant patrons can pay their tabs directly from their smart phones when using a credit or debit card.

Smart Server is a payment program for Windows, Mac, iOS, Android and Windows Mobile operating systems. This application is database driven using an online Cloud database for active live syncing for the user’s data and accounts. Our application allows consumers to eliminate the inconvenience of having to wait for their server to drop off the tab when dining and and instead pay your tab directly from your smart phone with our proprietary technology.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Smart Server’s planned revenue streams will require establishing a web presence and improved visibility within the public and private sectors. Initially, we intend to generate advertising revenue primarily from display, audio and video advertising on our website. We also intend to build revenue based upon profits realized through our sales through advertising Apps. A major key factor in the Company’s success will be the building of third party relationships within the restaurant industry and mobile technology industry.

2. Develop and implement a comprehensive consumer information website – For the foreseeable future, the company’s website (www.smart-server.biz) will be a primary asset and a potential key source of revenue generation, as well as company information. Currently, management is formulating its plan on how best to employ its resources to expand and improve the site. We are working to add to the functionality of the site including: listing partipating merchants where customers can use Smart Server as a mobile payment method, real time testimonials and reviews from actual customers, feedback from participating merchants on how Smart Server actually impacts their businesses by tracking order history and preferences of users. Additionally, we need to optimize the site for search engine rank, as well as renew the look and feel of the site to coincide with our objectives for the Smart Server. We are also analyzing the viability of adding feature where users are given personalized offers and rewards for being loyal patrons and using Smart Server while they frequent participating merchants. Thus far, we have not yet recognized revenues from the website nor is there any indication that we ever will recognize direct revenues from our website. We do not presently have a market-ready product, nor do we have any customers; thus have generated no revenues.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Development of Company logo;
•	Development of our business plan;
•	Filing a Trademark application for our logo;
•	Launching of our preliminary website; and
•	Begin the design and development of our initial mobile application.

Smart Server, Inc., was established in October of 2013. Currently we have temporary offices at 2956 Worden St, San Diego, CA 92106. Our sole officer, director and founding stockholder created the business as a result of his experience in the restaurant industry and realized the opportunity for the Smart Server concept.

Competition

There are many companies who compete directly with our products. A number of companies who market and a similar concept have recently emerged, including Uber, Tabbedout, Cover, Dash, iwaitless.com. Most of these companies have significantly greater financial and other resources than us and have been developing their products longer than we have been developing ours. Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Intellectual Property and Proprietary Rights

Proprietary rights are important to our success and our competitive position. To protect our proprietary rights, we rely on copyright, service marks and trade secret laws, confidentiality procedures and contractual provisions. We currently have one pending trademark registration.

We cannot assure you that any of our proprietary rights with respect to our products or services will be viable or of value in the future since the validity, enforceability and type of protection of proprietary rights in Internet-related industries are uncertain and still evolving.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in those jurisdictions. Our means of protecting our proprietary rights may not be adequate to protect us from the infringement or misappropriation of such rights by others.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights, particularly in the software and Internet-related industries. We could become subject to intellectual property infringement claims as the number of our competitors grows and our products and services overlap with competitive offerings. These claims, even if not meritorious, could be expensive to defend and could divert management’s attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial award of damages and to develop non-infringing technology, obtain a license or cease selling the products that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, if at all.

Government Regulation

Our activities are not currently subject to any particular regulations by governmental agencies other than those routinely imposed on corporate businesses. However, we cannot predict the impact of future regulations on either us or advertisers that may advertise with our Apps.

Employees

We are a development stage company and currently have only one part-time employee, Matthew Lane, who is also our sole officer and director. Mr. Lane has spent approximately 10 years employed in the restaurant and bar industry and has amassed a database of contacts through his experience in the restaurant industry which will be incorporated into our marketing strategy. It is Mr. Lane who is providing us his experience and knowledge for development of our business plan. For a discussion of Mr. Lane’s experience, please see the section, “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Lane will coordinate all of our business operations, including working with our app designer and program writing.

We have executed two promissory notes with E. Venture Resources, Inc., for a total of $30,000. The terms of the promissory note provide for an interest rate of 6% per annum with all accrued balances due and payable by 24 months from the execution of the promissory note. We plan to use consultants, attorneys, accountants, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We do not intend to hire any additional employees within the next 12 months. At such time as the Company would deem it appropriate to hire additional staff, a portion of any employee compensation would likely include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Lane is utilizing the time allocated to our business to handle the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the product manufacturing training and website design.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Smart Server is a development stage company incorporated in the State of Nevada in October of 2013. We were formed to generate revenue through the creation of our mobile payment solution app for platforms such as Apple® and Android®. In November of 2013 we commenced our planned principal operations. At this time, we have no significant assets.

Since our inception on October 24, 2013 through November 30, 2013, we have not generated any revenues and have incurred a net loss of $33,265. Since November of 2013 our business activity has focused around the development of our corporate entity, business plan, marketing strategy, contact development, website design and the program writing of our mobile payment solution app.

Although we intend to begin generating revenues in the next twelve months, there is a possibility we may continue to incur operating losses. The capital raised in this offering has been budgeted to cover the costs associated with the offering including: website operation, graphic design, equipment purchase, working capital, various filing fees and transfer agent fees. We believe that our lack of significant expenses and our ability to begin marketing operations, may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from advertising revenue through our website or in App advertising and the sale of our App through the Apple store or other App marketplaces will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

Smart Server, Inc., plans to design and develop a computer application software for smart phones and tablet computers, such as those based on such as the iPod®, iPad®, iPhone® and Android® based devices, which provides customers at participating restaurants, bars and clubs the ability to pay their bill with their smartphone — without even having to ask for the check. Initially, we intend to generate revenue primarily from display, audio and video advertising on our website. The Company also intends to build revenues based upon profits realized through its sales through advertising Apps, products and services within our mobile application.

Satisfaction of our cash obligations for the next 12 months. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of realizing revenues. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the website development and mobile payment solution app until we are able to either raise the cash required privately or launch another offering.

Our sole officer and director, Mr. Lane, has agreed to continue his part time work without pay, until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Lane out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months through purchase and distribution of product on an “as needed” basis.

Summary of any product  strategy, research and development that we will perform for the term of the plan. We anticipate performing moderate levels of research and development under our plan of operation in the near future.  We will continue to monitor new developments in app programing and operating system platforms, as well as market fluctuations and sales reports from and between the competing operating systems. We will utilize market tools such as trade publications, company sales reports and other media offering current information on mobile communications and applications.

Expected purchase or sale of plant or significant equipment.  The purchase of any plant or significant equipment; is not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering furthered our app deployment, increased our revenues through direct marketing and secured sales outlet contracts, we should be able to maintain our present operations. Upon meeting the thresholds listed above, and the acquisition of additional capital, we may hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of capital initially available, $30,000, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $30,000; (2) goals based upon our funding of $50,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our initial funding of $30,000.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in October of 2013;
•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $50,000 to complete Stage II of our Plan of Operations. Accomplished in October 2013 and December of 2013. Total costs approximately $13,500;

•	Launch initial website;
•	Begin to write program for first app.
•	Filed Trademark application for our Smart Server logo.

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $32,000.
•	Expand and improve our website;
•	Develop network of Beta testers; and
•	Research and secure multiple third party retailers which will allow us to market and sell our applications;

We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Smart Server, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our business plan as currently developed, generates sufficient revenues to allow for major investment purchases.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $20,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. The balance of $80,000 would be utilized for legal, accounting, programing development, website maintenance and general office expenses. In the event an additional $100,000 were raised (in addition to the

$32,000 in this offering, and $100,000 referenced above), we would allocate the next $100,000 primarily to the hiring of additional programming staff, equipment purchases and office space. We anticipate that it will take us approximately twelve to eighteen months after the funding referenced in this Stage III to expand our programming capability through the securing of office space and hiring of additional staff.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant business advances such as nationwide marketing and app promotion.  Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered start up losses which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $50,000 with net proceeds of $32,000, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would may unable to significantly expand our app product line utilizing multiple programmers to the levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations.

There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through debt financing. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt sales from our mobile app.  In addition we have promissory notes with E. Venture Resources, Inc., for a total of $30,000. The terms of the promissory notes provide for an interest rate of 6% per annum with all accrued balances due and payable within 24 months of the date of the promissory note. In the future we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

Even though we intend to begin generating revenues, we can make no assurances and therefore we may incur operating losses in the next twelve months. Our limited operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model, advancement of technology and the management of growth. To address these risks, we must, among other things, continue our development of relevant applications, stay abreast of mobile app trends, as well as implement and successfully execute our business and marketing strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 2956 Worden St, San Diego, CA 92106. We have no monthly rent, nor do we accrue any expense for monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Lane to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Lane, an officer and director of the Company. Office services are provided without charge by Mr. Lane. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on an Over-the-Counter Exchange; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of November 30, 2013, there was one (1) stockholder of our common stock, Mr. Lane.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Lane, our Principal Executive Officer (PEO) has not received any compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of this Prospectus.

Future Compensation

Mr. Lane has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the first $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Lane a minimum salary of $20,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be West Coast Stock Transfer, Inc., 721 N. Vulcan Ave., Suite 205, Encinitas, 92024.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 5,500,000 issued and outstanding. Of these shares, 500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 5,000,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 5,000,000 were issued, in November of 2013 to our founding stockholder Mr. Lane.  As of December of 2013, all restricted shares are held by Mr. Lane. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Smart Server at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In November of 2013, we engaged the services of Seale & Beers, CPA’s, to provide an audit of our financial statements for the period from October 24, 2013 (inception) to November 30, 2013. They are our only auditor. We have no disagreements with our auditor through the date of this prospectus.

SMART SERVER, INC.

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Smart Server, Inc. (A Development Stage Company)

We have audited the accompanying balance sheets of Smart Server, Inc. (A Development Stage Company) as of November 30, 2013, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on October 24, 2013 through November 30, 2013. Smart Server, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smart Server, Inc. (A Development Stage Company) as of November 30, 2013, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on October 24, 2013 through November 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has negative working capital at November 30, 2013, has incurred losses and negative cash flow since inception, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
January 24, 2014

50 S. Jones Blvd. Suite 201 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(audited)

November 30,
2013
ASSETS

Current assets:
Cash	$2,086
Prepaid expenses	5,000
Total current assets	7,086

Total assets	$7,086

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$275
Total current liabilities	275

Long term liabilities:
Accrued interest payable	76
Note payable	20,000
Total long term liabilities	20,076

Total liabilities	20,351

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no and no shares issued and outstanding
as of November 30, 2013	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 5,000,000 shares issued and outstanding
as of November 30, 2013	5,000
Additional paid in capital	15,000
Deficit accumulated during development stage	(33,265)
Total stockholders' deficit	(13,265)

Total liabilities and stockholders' deficit	$7,086

See Accompanying Notes to Financial Statements.

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(audited)

Inception
(October 24, 2013)
to
November 30,
2013

Revenue	$-

Operating expenses:
General and administrative	1,489
Professional fees	10,100
Consulting - related party	20,000
Research and development	1,600
Total operating expenses	33,189

Other expense:
Interest expense	(76)
Total other expense	(76)

Net loss	$(33,265)

Weighted average number of common
shares outstanding - basic	3,157,895

Net loss per share - basic	$(0.01)

See Accompanying Notes to Financial Statements.

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
(audited)

						Deficit
					Additional	Accumulated
					Paid	During	Total
	Preferred Shares		Common Shares		In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Inception, (October 24, 2013)	-	$-	-	$-	$-	$-	$-

November 7, 2013
Issuance of common stock for services	-	-	5,000,000	5,000	15,000.00	-	20,000

Net loss	-	-	-	-	-	(33,265)	(33,265)

Balance, November 30, 2013	-	$-	5,000,000	$5,000	$15,000	$(33,265)	$(13,265)

See Accompanying Notes to Financial Statements.

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(audited)

Inception
(October 24, 2013)
to
November 30,
2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(33,265)
Adjustments to reconcile net income
to net cash used in operating activities:
Stock issued for services - related party	20,000
Changes in operating assets and liabilities:
Increase in prepaid expenses	(5,000)
Increase in accounts payable	275
Increase in accrued interest payable	76

Net cash used in operating activities	(17,914)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable	20,000

Net cash provided by financing activities	20,000

NET CHANGE IN CASH	2,086

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$2,086

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for services – related party	$20,000

See Accompanying Notes to Financial Statements.

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on October 24, 2013 (Date of Inception) under the laws of the State of Nevada, as Smart Server, Inc.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company will design and develop a mobile payment application that will offer customers at participating restaurants, bars and clubs the ability to pay their bill with their smartphone – without even having to ask for the check.

Year end
The Company’s year end is November 30.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to the customers.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (October 24, 2013) to November 30, 2013.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)
Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)
Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of November 30, 2013, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of November 30, 2013, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through January 2014 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (October 24, 2013) through the period ended November 30, 2013 of ($33,265). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 3 – PREPAID EXPENSES

As of November 30, 2013, the Company had prepaid expenses totaling $5,000.  The prepaid professional fees will be expensed on a straight line basis over the remaining life of the service period.

NOTE 4 – NOTE PAYABLE

On November 7, 2013, the Company executed a promissory note with a third party for $20,000.  The unsecured note bears interest at 6% per annum with principal and interest due on November 27, 2016.  As of November 30, 2013, the balance of accrued interest was $76.

Interest expense for the period from inception (October 24, 2013) through the period ended November 30, 2013 is $76.

NOTE 5 – INCOME TAXES

At November 30, 2013, the Company had a federal operating loss carryforward of $33,265, which begins to expire in 2033.

Components of net deferred tax assets, including a valuation allowance, are as follows at November 30, 2013:

2013
Deferred tax assets:
Net operating loss carryforward	$4,643
Total deferred tax assets	4,643
Less: Valuation allowance	(4,643)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of November 30, 2013 was $4,643, which will begin to expire in 2033.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of November 30, 2013 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at November 30, 2013:

2013
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

SMART SERVER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

Common stock
On November 7, 2013, the Company issued an officer and director of the Company 5,000,000 shares of its $0.001 par value common stock at a price of $0.004 per share for services rendered of $20,000.

During the period from inception (October 24, 2013) through the period ended November 30, 2013, there have been no other issuances of common stock.

NOTE 7 – WARRANTS AND OPTIONS

As of November 30, 2013, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8 – SUBSEQUENT EVENTS

On December 5, 2013, the Company executed a promissory note with a third party for $10,000.  The unsecured note bears interest at 6% per annum with principal and interest due on December 5, 2015.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

SMART SERVER, INC.

$50,000

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Smart Server in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Smart Server if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Smart Server in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Accounting and audit	$6,000
Legal	$10,000
Copying	$600
EDGAR Filing Fees	$400
Transfer agent setup	$1,000
Securities and Exchange Commission registration fee	$5.73
Total	$18,005.73

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (October 24, 2013) we issued and sold the following unregistered securities:

In November 2013, the Company issued to the founder of the Company 5,000,000 shares of its $0.001 par value common stock at a price of $0.004 per share for a total valuation of $20,000. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipient representing his intentions to acquire the securities for his own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, is the securities are offered or sold to such purchaser and will be considered to offer or sell securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)           In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 23, 2014
.

Smart Server, Inc.

By:
Matthew Lane, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Matthew Lane	President	January 23, 2014
Matthew Lane

/S/ Matthew Lane	Director	January 23, 2014
Matthew Lane

/S/ Matthew Lane	Principal Executive Officer	January 23, 2014
Matthew Lane

/S/ Matthew Lane	Principal Financial Officer	January 23, 2014
Matthew Lane

/S/ Matthew Lane	Principal Accounting Officer	January 23, 2014
Matthew Lane

/S/ Matthew Lane	Secretary/Treasurer	January 23, 2014
Matthew Lane

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements:
A.           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Independent Auditors’ Report F-1
Balance Sheet for the Year Ending November 30, 2013 F-2
Statement of Operations for the Period Inception (October 24, 2013)
through November 30, 2013 F-3
Statement of Stockholders’ Equity for the Period
Inception (October 24, 2013) through November 30, 2013 F-4
Statement of Cash Flows for the Period Inception (October 24, 2013)
through November 30, 2013 F-5
Notes to Financial Statements F-6 - F-10

(b) Exhibits

EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Smart Server filed on October 24, 2013
3(ii)(a)*	Bylaws of the Smart Server, Inc.
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group, LLP
10.1*	Subscription Agreement
10.2*	Promissory Note dated November 7, 2013
10.3*	Promissory Note dated December 5, 2013
11*	Statement Re: Computation of per share earnings
23.1*	Consent of Seale and Beers, CPAs
23.2*	Consent of the Stoecklein Law Group, LLP

*       Filed herewith